UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

Private Placement

On December 20, 2019, Jaguar Health, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (collectively, “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (i) an aggregate of approximately 2,500,000 unregistered shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase up to an aggregate of approximately 1,250,000 shares (the “Warrant Shares”) of Common Stock, at an exercise price of $0.78 per share (the “Warrants” and together with the Shares and the Warrant Shares, the “Securities”), for an aggregate purchase price of approximately $1.5 million (the “Private Placement”).  The Company intends to use the proceeds from the private placement for working capital and general corporate purposes.

The Warrants will be exercisable at any time and from time to time beginning 6 months after the closing date of the Private Placement and ending 60 months after the closing date of the Private Placement. The Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Company agreed to file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission no later than 20 business days following the date of the Purchase Agreement to register for resale the Shares and the Warrant Shares.

The foregoing summary of the Warrants and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by the form of Warrant and the Purchase Agreement, copies of which attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Exchange Transaction

As previously disclosed, on November 13, 2019, the Company entered into a securities purchase agreement (the “Warrant Purchase Agreement”) with Oasis Capital, LLC (“Oasis”), pursuant to which the Company issued and sold, in a registered public offering by the Company directly to Oasis, pre-funded warrants to purchase up to 2,222,223 shares (the “Pre-Funded Warrant Shares”) of Common Stock at an offering price of $0.80 per share (the “Pre-Funded Warrants”), which when added together with the exercise price of $0.01 per share, equals the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

On December 23, 2019, the Company entered into an exchange agreement (the “Exchange Agreement”) with Oasis, pursuant to which Oasis exchanged the remaining Pre-Funded Warrants exercisable for 1,236,223 shares of Common Stock and 695,127 Pre-Funded Warrant Shares currently held by Oasis (collectively, the “Exchange Securities”) for 10,165 shares (the “Series B-2 Preferred Shares”) of the Company’s newly authorized Series B-2 Convertible Preferred Stock (the “Exchange Transaction”).  No additional shares of Common Stock were issued to Oasis in the Exchange Transaction, and the number of shares of Common Stock underlying the Exchange Securities is equal to the number of shares of Common Stock underlying the Series B-2 Preferred Shares.

In connection with the Exchange Agreement, the Company and Oasis entered into a lock-up agreement, pursuant to which Oasis has agreed, subject to certain exceptions, not to lend, offer, pledge, sell or otherwise transfer the Series B-2 Preferred Shares (or any shares into which the Series B-2 Preferred Shares are exchanged or converted) or publicly disclose the intention to do so, during the six months immediately following the closing of the Exchange Transaction (the “Lock-Up Agreement”).

The foregoing descriptions of the Exchange Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the Exchange Agreement and the Lock-Up Agreement, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Securities were offered and sold, and the Series B-2 Preferred Shares were issued, in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 5.03   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2019, the Company filed the Series B-2 Certificate of Designation with the Secretary of State of the State of Delaware creating a new series of authorized preferred stock of the Company, designated as the “Series B-2 Convertible Preferred Stock.”  The Series B-2 Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing. The shares of Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock”) rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Series B-2 Certificate of Designation, the shares of Series B-2 Preferred Stock have no voting rights. However, as long as any shares of Series B-2 Preferred Stock remain outstanding, the Series B-2 Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B-2 Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B-2 Preferred Stock or alter or amend the Series B-2 Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Each share of Series B-2 Preferred Stock is convertible at any time at the holder’s option into 190 shares of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Series B-2 Certificate of Designation. Notwithstanding the foregoing, the Series B-2 Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series B-2 Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B-2 Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 9.99% of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing description of the Series B-2 Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Series B-2 Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series B-2 Convertible Preferred Stock.

4.1	Form of Warrant.

10.1	Securities Purchase Agreement, dated December 20, 2019, by and between Jaguar Health, Inc. and the investors named therein.

10.2	Exchange Agreement, dated December 23, 2019, by and between Jaguar Health, Inc. and Oasis Capital, LLC.

10.3	Lock-Up Agreement, dated December 23, 2019, by and between Jaguar Health, Inc. and Oasis Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: December 26, 2019	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President & Chief Executive Officer